CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Post-Effective Amendment No. 16 to the Registration Statement of Franklin Tax-Exempt Money Fund on Form N-1A (File No.2-72614) of our report dated September 5, 1996 on our audit of the financial statements and financial highlights of the Fund, which report is included in the Annual Report to Shareholders for the year ended July 31, 1996, which is incorporated by reference in the Registration Statement.



                          /s/ COOPERS & LYBRAND L.L.P.



San Francisco, California
November 26, 1996